Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Actelis Networks, Inc. of our report dated March 30, 2022, except for the effects of the Reverse Stock Split discussed in Note 2(ff) to the consolidated financial statements, as to which the date is May 2, 2022, relating to the financial statements, which appears in Actelis Networks, Inc.'s Registration Statement on Form S-1 (No. 333-264321).

/s/ Kesselman & Kesselman	Tel-Aviv, Israel
Certified Public Accountants (lsr.)	August 8, 2022
A member firm of PricewaterhouseCoopers International Limited